Exhibit 10.10


                                    AGREEMENT


     THIS AGREEMENT having been entered into this 11th day of December 2000, by and between AMERICAN SOIL TECHNOLOGIES, INC., hereinafter referred to as "Company" and RON SALESTROM, hereinafter referred to as the "Shareholder".

     WHEREAS, the Shareholder has entered into an agreement of settlement of litigation known as RON SALESTROM & POLYMER PLUSLLC v. VICE, INC. dba SOIL TECHNOLOGY which was filed in the Arizona Superior Court in Tucson, Pima County, Arizona, under Case No. C-20002867; and

     WHEREAS, the settlement with Vice, Inc. includes the transfer of $20,000 worth of registered stock of the Company; and

     WHEREAS, the Company is in agreement that said stock should be transferred under the following covenants and conditions.

     NOW, THEREFORE, in consideration of the covenants and promises contained herein, the parties agree as follows:

     1. That the Company shall immediately issue $20,000 worth of registered stock in the company known as AMERICAN SOIL TECHNOLOGIES, INC., to Vice, Inc.

     2. That Shareholder shall pay the sum of $5,000 in June 2001 to Vice, Inc.

     3. That in exchange for item No.1, the Shareholder shall transfer $20,000 shares of restricted stock back to AMERICAN SOIL TECHNOLOGIES, INC. 4. No other obligations will exist between the parties hereto pursuant to this Agreement. That the sole obligation of each party is enumerated herein and no other statutory or contractual obligation shall exist between the parties.


                        AMERICAN SOIL TECHNOLOGIES, INC.,

                        By: /s/ Neil Kitchen
                                Neil Kitchen, President


                                /s/ Ron Salestrom
                                Ron Salestrom